                                                                     EXHIBIT 4.3


                                RIGHTS AGREEMENT


        This Rights Agreement (the "AGREEMENT"), is entered into as of the 25th day of June, 1996, by and among Pegasus Systems, Inc., a Delaware corporation (the "COMPANY") and the purchasers of the Company's Series A Preferred Stock listed on Schedule I attached hereto (the "PURCHASERS") and, for purposes of certain provisions hereof, the stockholders listed on Schedule II hereto, including without imitation Lodging Network, Inc., a Delaware corporation ("LNI") (each an "EXISTING STOCKHOLDER" and collectively the "Existing Stockholders") and the stockholders listed on Schedule III hereto (each a "Management Holder" and collectively the "MANAGEMENT HOLDERS").


                                    RECITALS

         A. The Purchasers and the Company are parties to that certain Series A Preferred Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT"),

         B. The Existing Stockholders (other than LNI) and the Management Holders currently hold capital stock of the Company, and the parties desire to provide certain rights to such holders as provided herein.

         C. The Company and LNI have agreed that the Company shall repurchase from LNI a portion of the shares of capital stock held by LNI in The Hotel Clearing Corporation, a subsidiary of the Company ("HCC'') and shall issue shares of Common Stock of the Company to LNI upon conversion by LNI of the balance of the HCC shares held by LNI, and to grant certain rights to LNI as set forth herein.

         D. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

         E. The Purchasers, the Existing Stockholders, the Management Holders and the Company desire that the transactions contemplated by the Purchase Agreement be consummated.


         NOW, THEREFORE, in reliance on the foregoing recitals, and in and for the mutual covenants and consideration set forth herein, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:


                 1.1 The terms "AFFILIATE" and "AFFILIATED" shall refer to any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. For purposes of this definition, "person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise of such entity.
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                 1.2      "COMMISSION" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.

                 1.3 "COMMON STOCK" shall mean the Company's Common Stock, $0.01 par value per share.

                 1.4 "CONVERSION STOCK" shall mean the Common Stock issued or issuable pursuant to conversion of the Series A Preferred.

                 1.5 "EXISTING STOCKHOLDERS" shall mean the Existing Stockholders as listed on Schedule II hereof and any person holding Other Shareholder Stock to whom the rights under this Agreement have been transferred in accordance with Section 14 hereof.

                 1.6 "HOLDER" shall mean any Purchaser, Existing Stockholder or Management Holder holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 14 hereof.

                 1.7 "INITIATING HOLDERS" shall mean any Holder or Holders (other than Management Holders and Existing Stockholders) holding, in the aggregate, at least forty percent (40%) of the then outstanding Registrable Securities (not including Management Stock or Other Shareholder Stock).


                 1.8 The term "MAJOR HOLDER" shall mean each Holder (but not any Management Holder or Existing Stockholder) who is a holder of at least 50,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend or similar capital reorganization), and permitted assignees under
Section 17(e) hereof.

                 1.9 "MANAGEMENT HOLDERS" shall mean the Management Holders as listed on Schedule III hereof and any person holding Management Stock to whom the rights under this Agreement have been transferred in accordance with Section 14 hereof.

                 1.10 "REGISTRABLE SECURITIES" shall mean (a) the Conversion Stock and any Common Stock of the Company issued or issuable in respect of the Conversion Stock, or other securities issued or issuable pursuant to the conversion of the Series A Preferred upon any stock split, dividend, combination, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Series A Preferred; (b) all shares of Common Stock of the Company currently held by the Existing Stockholders as well as the 67,300 shares of Common Stock to be issued to LNI in connection with the repurchase of HCC stock, as set forth on Schedule II hereto (the "Other Shareholder Stock"), and any Common Stock of the Company issued or issuable in respect of such Other Shareholder Stock upon any stock split, dividend, combination, recapitalization or similar event (which additional shares shall also be referred to as Other Shareholder Stock); and
(c) with respect to any registration subsequent to the Company's initial Qualified Public Offering (as defined below), up to 25% of the shares of the Common Stock currently held by the Management Holders, as specified on Schedule III hereto, and held as of the time of such registration by Management Holders who shall continue to be employees or consultants to the Company (the "Management Stock"), and any Common Stock of the Company issued

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or issuable in respect of such Management Stock upon any stock split, dividend, combination, recapitalization or similar event (which additional shares shall also be referred to as Management Stock); provided, however, that shares of Common Stock or other securities shall only be treated as Registrable
Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) subject to Section 16 below, sold or are available for sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                 1.11 The terms "REGISTER," "REGISTEREd" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                 1.12 "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5, 6 and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements for one counsel for the Holders selected by the Holders and approved by the Company (which consent will not be unreasonably withheld), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding (a) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (b) Selling Expenses.

                 1.13 "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

                 1.14 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 1.15 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder other than the fees and disbursements of counsel included in Registration Expenses.

                 1.16 "SERIES A PREFERRED" shall mean the Company's Series A Preferred Stock, $0.01 par value per share, issued pursuant to the Purchase Agreement.

                 1.17 "UNDERWRITER" shall mean the managing underwriter or underwriters in a public offering pursuant to Section 5, Section 6 or Section 7 hereof.

         2. RESTRICTIONS ON TRANSFERABILITY. The Series A Preferred and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and





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applicable state and foreign securities laws. Each Purchaser shall cause any proposed purchaser, assignee, transferee, or pledgee of Series A Preferred or Conversion Stock held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         3. RESTRICTIVE LEGEND. Each certificate representing (a) the Series A Preferred Stock, (b) the Conversion Stock and (c) any other securities issued in respect of the Series A Preferred or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with the following legends (in addition to any legend required under applicable state or foreign securities laws):

                 (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES, IMPOSING CERTAIN RIGHTS OF FIRST REFUSAL AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

                 Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Series A Preferred or the Common Stock in order to implement the restrictions on transfer established pursuant to this Agreement or applicable law.

         4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (a) a transfer not involving a change in beneficial ownership or (b) in transactions involving the distribution without consideration of Restricted Securities by any of the Purchasers to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, so long as each such transferee agrees in writing to be bound by the terms of this Agreement), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either
(a) an unqualified written opinion of legal counsel addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action"





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letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 (or similar successor provision), the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act or this Agreement.


         5.      REQUESTED REGISTRATION.

                 5.1 Notice of Registration; Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance (other than a registration on Form S-3 or any successor form) with respect to at least 20% of the Registrable Securities then held by the Initiating Holders (or any lesser percentage resulting in an aggregate offering price to the public of at least $10,000,000 at a price of at least $13.00 per share (as adjusted for stock splits, dividends, subdivision, combinations, reclassifications and like events)), the Company will:


                         (i)      promptly give written notice of the proposed
registration to all other Holders; and


                         (ii)     as soon as practicable, use all reasonable
efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

                                  (1)     In any particular jurisdiction in
which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                  (2)     Prior to the earlier of (a) three
(3) years following the date of this Agreement, or (b) six months after the effective date of the registration statement pertaining to the first underwritten firm commitment public offering of securities of the Company for its own account (other than a registration relating solely to a Commission Rule 145 transaction or a registration relating solely to employee benefit plans);




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                                        (3)     After the Company has effected
two (2) registrations pursuant to this Section 5 and such registrations have been declared or ordered effective and all or a portion of the securities offered pursuant to such registrations have been sold; or

                                        (4)     If at the time of the request
to register Registrable Securities the Company gives notice within thirty (30) days of such request that it is engaged or has bona fide plans to engage within thirty (30) days of the time of the request in a firmly underwritten registered public offering in which the Holders may include Registrable Securities pursuant to Section 5, 6 or 7 hereof.

         Subject to the foregoing clauses (l) through (4) and to Section 5.3, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.

                 5.2      Underwriting

                          (a)     If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 5 and the Company shall include such information in the written notice referred to in Section 5.1. The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) as provided herein.

                          (b)     The Company shall (together with all Holders
proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for such underwriting by a majority in interest of the Initiating Holders. If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in proportion (as nearly as practicable) to the total amount of Registrable Securities held by each such Holder.

                          (c)     Notwithstanding any other provision of this
Section 5, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may limit the number of Registrable Securities to be included in the registration and underwriting; provided, however, that the number of shares of Registrable Securities offered by the Holders that may be included in the registration and underwriting shall be allocated among the Holders in proportion, as nearly as practicable, to the respective aggregate amounts of Registrable Securities held by such Holders at the time of filing the registration statement. If the Underwriter has not so limited the





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
number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the Underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited or the price applicable to such included Registrable Securities will not thereby be reduced.

                 5.3 Delay of Registration. If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be not in the best interests of the Company and its stockholders for such registration statement (including any supplement or amendment thereto) to be filed on or before the date filing would be required and it is therefore appropriate to defer such filing, then the Company may direct that such request for registration be delayed for a period not in excess of sixty (60) days, such right to delay a request to be exercised by the Company no more than twice in any twelve month period.

         6.      COMPANY REGISTRATION.

                 6.1 Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (a) a registration relating solely to employee benefit plans, or (b) a registration relating solely to a Rule 145 transaction, the Company shall:


               (i)      promptly give to each Holder written notice thereof, and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

                 6.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6.l(i). In such event the right of any Holder to registration pursuant to this Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the Underwriter, selected for such Underwriting by the Company. Notwithstanding any other provision of this Section 6, if the Underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit, on a pro rata basis, the Registrable Securities to be included in such registration; provided, however, that in no public offering shall other holders of "piggyback" registration rights participate in such offering unless the Holders have participated to the full extent requested. The Company shall so advise all Holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration





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statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

                 6.3 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         7.      REGISTRATION ON FORM S-3.

                 (a) If Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form 5-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use all reasonable efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company, use all reasonable efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Initiating Holders may reasonably request; provided, however, that the Company shall not be obligated to effect more than four (4) registrations under this Section 7. The substantive provisions of Section 6.2, excluding all provisions relating to the rights of the Underwriter to exclude certain percentages of Registrable Securities for a subject offering, shall be applicable to each registration initiated under this Section 7.

                 (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 7: (i) more than once in any twelve (12) month period; (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (iii) if the Company, within ten (10) days of the receipt of the request of Initiating Holders pursuant to this Section 7, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities) in which such Holders can exercise their rights pursuant to Section 6 hereof; or (iv) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other





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
than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                 (c) Registrations effected pursuant to this Section 7 shall not be counted as demands for registration or registrations effected pursuant to Section 5 or Section 6, respectively.


         8. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the consent of (i) Holders of in excess of 50% of the Registrable Securities then outstanding, and
(ii) Holders of in excess of 50% of the Registrable Securities held by Holders other than Existing Holders and Management Holders, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights, including standoff rights, superior to the registration rights granted Holders hereunder.

         9. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Section 5, Section 6 and
Section 7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. In connection with any registration pursuant to Sections 5 and 6, if the participating Holders elect to be represented by counsel for the Company, the Company shall pay reasonable fees and disbursements of one counsel incurred in so representing such participating Holders.

         10. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company shall keep each Holder or its counsel advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof At its expense the Company shall:

                 (a) Prepare and file with the Commission a registration statement, and all requisite supplements and amendments thereto, with respect to such securities and use its best efforts to cause such registration statement, as amended, to become and remain effective for at least one hundred twenty (120) days;

                 (b) Furnish to the Holders or their counsel participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, and all supplements and amendments thereto, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities and such other information necessary to allow the Holders participating in such registration to remain reasonably informed about the public offering;

                 (c)      With respect to registrations effected pursuant to
Section 6 and Section 7 above, use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition





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
thereto to qualify to do business or to file a general consent to service for process in any such states or jurisdictions;

                 (d)      With respect to registrations effected pursuant to
Section 7 above, in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Underwriter of such offering;

                 (e) Notify each Holder of Registrable Securities or its counsel covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                 (f) At the request of any Holder requesting registration of Registrable Securities pursuant to Section 5, Section 6 or Section 7 above, furnish to the Holders participating in such registration and to the underwriters, if any, of such offering, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration statement pursuant to SectionS, Section 6 or Section 7 above, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of registration addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.


         11.     INDEMNIFICATION.

                 (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against all expenses, claims, losses, damages or liabilities (joint or several) (or actions in respect thereof), to which they become subject under the Securities Act or the Exchange Act, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and the Company will pay to each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, any legal and any other expenses reasonably incurred as such expenses are incurred in connection with investigating, preparing or defending any such claim, loss, damage; liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder controlling person or underwriter and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this
Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                 (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or the Exchange Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or the Exchange Act, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred as such expenses are incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this Section 11(b) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities hereunder, unless such liability arises out of or is based on willful conduct by such Holder.

                 (c)      Each party entitled to indemnification under this
Section 11 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         12. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company or its counsel such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company or its counsel may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         13. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market legally exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                 (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                 (c) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such registration under Section 12 to be taken as soon as practicable after the six-month period following the date on which the first registration statement filed by the Company for the offering of its equity securities to the general public is declared effective; and

                 (d) So long as a Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its equity securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

         14. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 5, 6 and 7 may be assigned or transferred to any third party who acquires at least 50,000 shares of Registrable Securities (as may be appropriately adjusted upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event), provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, and (b) such assignee or transferee agrees to be bound by the terms of this Agreement and assumes all of the obligations of the transferring Holder hereunder. Notwithstanding the foregoing, however, the rights to cause the Company to register securities may be assigned to partners and constituent members, former partners and former constituent members and Affiliates of that Holder without regard to the foregoing share threshold or other requirements, provided that written notice thereof is promptly given to the Company.

         15. STANDOFF AGREEMENT. Each Holder and each of the Existing Stockholders agree, in connection with the first registration of the Company's securities which covers Common Stock (or other securities) to be sold on its behalf to the general public in an underwritten initial public offering, upon request of the Company or the Underwriter of such initial public offering, not to sell, make any short sale of; loan, grant any option for the purchase of, or otherwise dispose of any of the Company's equity securities (other than those included in the registration) without the prior written consent of the Company or such Underwriter, as the case may be, for a period of time not to exceed one hundred eighty (180) days from the effective date of such registration; provided, however, that all officers, directors and holders of registration rights (including registration rights granted other than pursuant to this Agreement) enter into similar agreements and the Company uses all reasonable efforts to cause all of the holders of one percent (1%) or more of the outstanding voting securities of the Company to enter into similar agreements.

         16. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 1 through 15 of this Agreement shall terminate as to any Holder at such time as Holder holds less than 1% of the Company's outstanding capital stock and may sell all of such Holder's shares under Rule 144 (or any successor provisions) promulgated under the Securities Act, or a successor rule, within a three-month period.

         17. RIGHT OF FIRST REFUSAL FOR ISSUANCE OF NEW SECURITIES. The Company hereby grants to each Major Holder and permitted assignee under Section 17(e) the right of first refusal to purchase a Pro Rata Share (as defined below) of any New Securities (as defined in subsection 17(a)) which the Company may, from time to time, propose to sell and issue. A "PRO RATA SHARE," for purposes of this right of first refusal, shall be a fraction, the numerator of which is the sum of the number of shares of Common Stock then held by such Major Holder or issuable to such Major Holder upon conversion of the Series A Preferred held by such Major Holder, and the denominator of which is the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion or exercise of all outstanding capital stock options or warrants convertible into or exercisable for Common Stock.

                 (a) Except as set forth below, "NEW SECURITIES" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock whether now authorized or not. Notwithstanding the foregoing, "NEW SECURITIES" does not include (i) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other transaction whereby the Company or its stockholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (ii) shares of the Company's Common Stock or Options exercisable for the purchase of Common Stock issued from and after the date hereof to employees, officers and directors of, and consultants to, the Company, pursuant to any incentive program or written agreement approved by the Board of Directors of the Company (net of any repurchases of such shares or any other shares of Common Stock originally issued to officers, directors, employees or consultants to the Corporation, and net of cancellation or expiration of options), (iii) securities issued in connection with lease or debt financing transactions, (iv) Common Stock issuable upon conversion of the Series A Preferred, and (v) securities issued solely pursuant to a stock split or stock dividend.


                 (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each such Major Holder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase all but not a portion of its respective Pro Rata Share of such New Securities for the price and upon terms specified in the notice by giving written notice to the Company.

                 (c) In the event that such Major Holder fails to exercise the right of first refusal within said twenty (20) day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Major Holder at the price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event that the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

                 (d) The right of first refusal granted under this Agreement shall terminate immediately prior to the closing of an initial public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

                 (e) The right of first refusal granted Major Holders under this Section may be in whole or in part assigned or transferred to any third party who acquires at least 50,000 shares of Registrable Securities (as may be appropriately adjusted upon a stock split, stock dividend, recapitalization, merger, consolidation or similar event), provided that, (a) such transfer may otherwise be effected in accordance with applicable securities laws, and (b) such assignee or transferee agrees to be bound by this Agreement and assumes the obligations of the transferring Major Holder hereunder.

Notwithstanding the foregoing, however, the right of first refusal may be assigned by a Major Holder that is a partnership to any of its partners, that is a venture capital group or fund to an Affiliated entity or person, or that is a corporation to any of its shareholders without regard to the foregoing share threshold or other requirement, provided that (a) written notice thereof is promptly given to the Company, (b) such transfer may otherwise be effected in accordance with applicable securities laws, and (c) such assignee or transferee agrees to be bound by this Agreement and assumes the obligations of the transferring Major Holder hereunder.

18. AFFIRMATIVE COVENANTS. The Company and each Purchaser hereby covenants and agrees as follows:

                 18.1     Financial Information.

                          (a)     The Company shall mail the following reports
to each Major Holder:

                                  (i)      As soon as practicable after the end
of each fiscal year, and in any event within 90 days thereafter, a copy of the annual audit report (prepared in accordance with generally accepted accounting principles) for such year for the Company and any consolidated subsidiary, including therein Consolidated balance sheets of the Company and any such subsidiary as of the end of such fiscal year, Consolidated statements of income and stockholders equity and statements of cash flow of the Company and any such subsidiary for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by an independent public accounting firm selected by the Company's Board of Directors;

                                  (ii)     As soon as practicable after the end
of the first, second, third and fourth quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a Consolidated budget model balance sheet of the Company as of the end of each such quarterly period, and Consolidated budget model statements of income and stockholders equity and Consolidated budget model statements of cash flows of the Company and any subsidiary for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, and signed by the principal financial or accounting officer of the Company;

                                  (iii) As soon as practicable after the end of
each month, and in any event within 30 days thereafter, Consolidated budget model balance sheets of the Company and any subsidiary as of the end of such month, and Consolidated budget model statements of income and stockholders' equity for each month and for the current fiscal year to date, and comparing such results to the then current business plan, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments and signed by the principal financial or accounting officer of the Company;

                                  (iv)     As soon as available (but in any
event at least within 30 days before the commencement of its fiscal year), an annual budget and business plan prepared on a monthly basis for each fiscal year, together with any modifications thereto adopted through such fiscal year;

                                  (v)      With respect to the financial
statements called for in subsections (ii) and (iii) of this Section 18.1 (a), an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by generally accepted accounting principles) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to period-end adjustment; and

                                  (vi)     Such other information relating to
the financial condition, business, prospects or corporate affairs of the Company as the Major Holder may from time to time reasonably request.

                          (b)     The Company shall also afford each Major
Holder, at the principal offices of the Company, reasonable access to material documents of the Company and rights to examine without undue disruption the facilities and offices of the Company, upon at least five (5) days notice in advance of such visit to the Company from such Major Holder and upon receipt of a request from such Major Holder specifying which documents, offices and facilities such Major Holder wishes to inspect five (5) days in advance of such visit; but, in any event, not more than once every fiscal quarter.

                          (c)     The Company shall afford each Major Holder,
reasonable Board of Directors' visitation rights. Such visitation rights shall include the right to designate one representative of the Major Holders (selected by the affirmative vote of a majority of the Major Holders) to (i) receive reasonable notice in advance of all Board of Directors' meetings, (ii) the right to receive, concurrently with receipt by members of the Board of Directors, all materials, reports and other written communications received by members of the Board of Directors and (iii) the right to attend all Board of Directors meetings.

                          (d)     The covenants set forth in this Section 18.1
shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.

                          (e)     Notwithstanding any other provisions of this
Section 18.1 or Section 13(d), the Company may require as a condition precedent to any Major Holder's rights under this Section 18.1 or Section 13(d), that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to its Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided further, that the Company reserves the right not to provide such information to a Major Holder or its representative (or not to provide to a Major Holder such portions of the information which is sensitive vis & vis such Major Holder) and to exclude such Major Holder or its representative from any meeting or portion thereof to the extent necessary in order to prevent the breach of attorney client privilege or if such Major Holder or its representative is a competitor of the Company (including any of its direct or indirect subsidiaries).

                 18.2 Confidential Information. Each Major Holder agrees that any information obtained by such Major Holder pursuant to Section 18.1 or
Section 13(d) which is, or would reasonably be perceived to be, proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Notwithstanding the foregoing, each Major Holder may disclose such information, on a need to know basis, to its employees, accountants or attorneys, or to the employees, accountants or attorneys of its general partner or investment manager (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential), in compliance with a court order or when otherwise necessary to enforce any of the Major Holder's rights hereunder. Such information may also be disclosed to a Major Holder's constituent partners, members or shareholders (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential). Each Major Holder further acknowledges and understands that any information will not be utilized by such Major Holder in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

                 18.3 Assignment of Rights to Financial Information. The rights and obligations pursuant to Sections 18.1 and 18.2 may be assigned or otherwise conveyed by any Major Holder, or by any subsequent transferee of any such rights to a transferee, upon prior written notice to the Company, upon the transfer by such Major Holder of at least 50,000 shares of Registrable Securities to any transferee other than a competitor or customer of the Company (including any of its direct or indirect subsidiaries); provided, however, that the Company shall not be obligated under Section 18.1 to provide to any transferee other than a person or entity affiliated with the transferor any information which the Company deems in good faith to be a trade secret or similar confidential information.

         19.     VOTING AGREEMENT.

                 (a) For so long as the Purchasers or their Affiliates hold not less than an aggregate of 180,000 shares of Series A Preferred or Common Stock issued on conversion thereof (as appropriately adjusted for all stock splits, dividends, combinations, reclassifications and the like), each of the Existing Stockholders, Management Holders and Purchasers (and their Affiliates) agrees to vote all of the shares of Common Stock Series A Preferred or other securities of the Company entitled to vote in the election of directors, to elect two (2) persons designated by the Purchasers to serve as members of the Company's Board of Directors; provided, however, that if the size of the Board of Directors shall be increased or decreased, each of the Existing Stockholders, Management Holders and Purchasers (and their Affiliates) agrees to vote all of the shares of Common Stock Series A Preferred or other securities of the Company entitled to vote in an election of directors, to elect a number of persons designated by the Purchasers to serve as members of the Company's Board of Directors such that the number of persons designated by the Purchasers shall constitute at least 20% of the Board of Directors. The Purchasers have designated Donald Dixon and Rockwell Schnabel to serve as directors effective as of the date hereof The Company shall reimburse the reasonable expenses of Board meeting attendance by the representatives of the Purchasers.

                 (b) In the event that any person designated to the Board of Directors in accordance with Section 19(a) above resigns or otherwise ceases to be a director, a replacement director shall be designated by the Purchasers and the terms of this Section 19 shall apply to any such replacement director for so long as it would otherwise apply to the initial director.

                 (c) Each of the Purchasers, Management Holders and Existing Stockholders agrees to be present, in person or by proxy, at all meetings of shareholders of the Company so that all shares of voting securities held by such Purchaser, Management Holder or Existing Stockholder may be voted for the election of the directors as set forth in this Section 19.

                 (d) So long as the provisions of this Section 19 are in effect, each certificate evidencing shares of voting securities held by the Purchasers, Management Holders and the Existing Stockholders shall bear a legend in substantially the following form:


         "THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON VOTING AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF SUCH SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE."

                 (e) The provisions of this Section 19 shall terminate upon the closing of the Company's initial public offering of Common Stock pursuant to a registration statement declared effective by the Commission.

         20. COMPANY RIGHT OF FIRST REFUSAL ON CERTAIN SALES OF SERIES A PREFERRED STOCK AND CONVERSION STOCK

                 20.1 General. In the event that a Holder proposes to make any sale or transfer of Series A Preferred and Conversion Stock (or proposed sale or transfer) otherwise permitted pursuant to this Agreement, to any proposed transferee which is not solely a financial investor and which proposes to acquire the shares for strategic business purposes and not solely as an investment, then prior to effecting such sale or transfer the Holder shall give the Company the opportunity to purchase such shares in the following manner:


                          (i)     Such Holder shall give notice (the "TRANSFER
NOTICE") to the Company in writing of such intention, specifying the securities proposed to be sold or transferred, the proposed price per share therefor (the "TRANSFER PRICE"), the name of the proposed transferee or transferees and the other material terms upon which such disposition is proposed to be made, including such other terms and information as the Company may reasonably request in order to confirm the bona fide nature of the proposed transaction.

                          (ii)    The Company shall have the right, exercisable
by written notice given by the Company to such Holder within ten (10) days after receipt of such Transfer Notice to purchase all (but not less than all) of the securities specified in such Transfer Notice. The Company may during such ten (10) day period advise such Holder of the Company's desire to exercise its right of first refusal set forth herein subject to the ability of the Company to secure financing. In such event, the Company shall have an additional thirty (30) days following the initial ten (10) day period in which to secure financing. At the end of the thirty (30) period, the Company shall advise such Holder as to whether the Company has successfully secured the financing. If not, the Company's exercise of its right of first refusal shall be deemed void and such Holder shall be entitled to consummate the proposed transaction with the third party or parties.

                          (iii)   If the Company exercises its right of first
refusal hereunder, the closing of the purchase of the securities with respect to which such right has been exercised shall take place within thirty (30) days after the Company gives notice of such exercise, which period of time shall be extended if necessary to comply with applicable securities laws and regulations. Upon exercise of its right of first refusal, the Company and such Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                          (iv)    If the Company does not exercise its right of
first refusal hereunder within the ten (10) day period specified for such exercise (or, in the event that the right has been exercised subject to securing financing, within the additional thirty (30) day period specified above), such Holder shall be free, during the period of ninety (90) days following the expiration of such time for exercise to enter into an agreement to sell the securities specified in such Transfer Notice, to the specified proposed transferee or another investor which is solely a financial investor acquiring for investment purposes, on terms no less favorable to such Holder than the terms specified in such Transfer Notice, provided that the closing of the purchase and sale of such securities shall take place within sixty (60) days after such Holder enters into such agreement.

                 20.2 No Assignment of Rights of First Refusal The Company may not assign its rights of first refusal under this Section 20.

                 20.2 Termination The Company's right of first refusal set forth herein shall terminate upon the first to occur of (i) the closing of an initial public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, and (ii) such date as the Company shall be subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

         21.     MISCELLANEOUS.

                 21.1 Aggregation of Shares. For purposes of any provision of this Agreement requiring a person or entity to hold a minimum number of shares of Series A Preferred or Registrable Securities in order to gain the benefit of such provision, all shares beneficially owned by Affiliated entities or persons (including partners and constituent members and former partners and former constituent members) shall be aggregated together for the purposes of determining such Holder's status or rights under such provision. For purposes of this Section 21.1 the Company may rely on such person whom a group of related persons shall designate from time to time (which person shall initially be the Chief

Financial Officer of Trident Capital, L.P., for Information Associates, L.P. and Information Associates, C.V. and related persons) for information relating to the affiliations of entities or persons.

                 21.2 Governing Law. This Agreement in all respects shall be governed by and construed and enforced in accordance with the corporate laws of the State of Delaware and (with respect to matters other than matters of corporate law) the laws of the State of Texas as such laws apply to contracts entered into and wholly to be performed within such state. In any litigation relating to this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

                 21.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

                 21.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                 21.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof; and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provision of this Agreement may be amended, waived or modified with the written consent of (i) the Company, (ii) Holders of at least 50% of the outstanding shares of Registrable Securities, and (iii) Holders other than Existing Stockholders and Management Holders who hold at least a majority of the outstanding shares of Registrable Securities held by all holders other than Existing Stockholders and Management Holders.

                 21.6 Effect of Amendment or Waiver, Each Purchaser acknowledges that by the operation of Section 21.5 hereof the Holders of more than 50% of the outstanding shares of Registrable Securities shall have the right and power to diminish or eliminate all rights of such Holders under this Agreement.

                 21.7 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid,
(b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Purchaser, at such Purchaser's address as set forth in the Purchase Agreement, (ii) if to an Existing Stockholder, at such Existing Stockholder's address according to the Company's stock records, and (iii) if to the Company, at the address of its principal corporate offices (attention: Secretary), or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

                 21.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

                 21.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                 21.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                 21.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                                                               EXHIBIT 4.3

                      [Signature Page to Rights Agreement]


                 The foregoing agreement is hereby executed as of the date first above written.

                                       "COMPANY"

                                       PEGASUS Systems, INC.
                                       a Delaware corporation

                                       By: /s/ JOHN F. DAVIS III
                                          --------------------------------

                                       Title: PRESIDENT
                                             -----------------------------



                                       "PURCHASERS"

                                       INFORMATION ASSOCIATES, L.P.
                                       By:  Trident Capital Management,L.L.C.
                                            Its: General Partner


                                       By: /s/ ROCKWELL SCHNABEL
                                          --------------------------------



                                       INFORMATION ASSOCIATES, C.V
                                       By:  Trident Capital Management, L.L.C.
                                            Its: Investment General Partner

                                       By: /s/ ROCKWELL SCHNABEL
                                          --------------------------------


                                       "EXISTING STOCKHOLDERS"

                                       PEGASUS SYSTEMS, INC.

                                       By: /s/ JOHN F. DAVIS III
                                          --------------------------------

                                       Its: President
                                           -------------------------------

                                       CHOICE HOTELS


                                       By: /s/ JAMES R. YOAKUM
                                          --------------------------------

                                       Its: SA. Vice President
                                           -------------------------------

                      [Signature Page to Rights Agreement]



                                 ANASAZI, INC.


                                 By: /s/ TOM CASTLEBERRY
                                    --------------------------------

                                 Its: CEO
                                     -------------------------------



                                 BEST WESTERN INTERNATIONAL


                                 By: /s/ WILLIAM WATSON
                                    --------------------------------

                                 Its: Board Representative for BWI
                                     -------------------------------


                                 REED TRAVEL GROUP,
                                 A Division of Reed Elsevier Inc.


                                 By: /s/ MAC HIGHET
                                    --------------------------------

                                 Its: EVP Finance & Operations
                                     -------------------------------


                                 HYATT HOTELS CORPORATION


                                 By: /s/ JOHN BIGGS 6-25-96
                                    --------------------------------

                                 Its: Executive-Vice President
                                     -------------------------------


                                 INTER-CONTINENTAL HOTELS CORPORATION


                                 By: /s/ PAUL J. TRAVERS
                                    --------------------------------

                                 Its: Senior Vice President-Property
                                      Management
                                     -------------------------------



                                 FORTE HOTELS


                                 By: /s/ GAVIN W. CHITTICK
                                    --------------------------------

                                 Its: EXECUTIVE DIRECTOR HOTELS
                                     -------------------------------
                                      June 25th 1996

                     [Signature Page to Rights Agreement]


                                  ITT SHERATON CORPORATION


                                  By: /s/ RICHARD L. NAUMANN
                                     --------------------------------

                                  Its: S.V.P. - CIO
                                      -------------------------------


                                  LA QUINTA INNS, INC.



                                  By: /s/ W.C. HAMMETT, JR.
                                     --------------------------------

                                  Its: Sr. Vice President - Acct &
                                       Admin
                                      -------------------------------


                                  MARRIOTT INTERNATIONAL, INC.


                                  By: /s/ BRUCE WOLFF
                                     --------------------------------

                                  Its: Vice President, Distribution
                                       Sales
                                      -------------------------------


                                  PROMUS HOTELS, INC.


                                  By: /s/ DONALD M. KOLODZ    6/25/96
                                     --------------------------------

                                  Its:
                                      -------------------------------


                                  UTELL INTERNATIONAL LTD.


                                  By: /s/ HENRY HORBACZEWSKI
                                     --------------------------------

                                  Its: Authorized Representative
                                      -------------------------------


                                  CHOICE HOTELS INTERNATIONAL



                                  By: /s/ JAMES R. YOAKUM
                                     --------------------------------

                                  Its:
                                      -------------------------------


                                  HFS, INC.

                                  By: /s/ MICHAEL KISTNER
                                     --------------------------------

                                  Its: VP MIS
                                      -------------------------------


                                  TRUSTHOUSE FORTE CALIFORNIA, INC.

                                  By: /s/ ALEX SMITH
                                     --------------------------------

                                  Its:
                                      -------------------------------


                                  HILTON HOTELS CORPORATION


                                  By: /s/ BRUCE ROSENBERG
                                     --------------------------------

                                  Its: V.P. Marketing Distribution
                                      -------------------------------

                     [SIGNATURE PAGE TO RIGHTS AGREEMENT]


LODGING NETWORK, INC.                   WESTIN HOTELS & RESORTS

By:  /s/ SCOTT A. SHEFIELD              By:  /s/ TIMOTHY M. COLEMAN
     -------------------------------         -------------------------------
Its: Vice-President                              Timothy M. Coleman
     -------------------------------
                                             Its: Vice President-Distribution
                                             --------------------------------



                                             /s/ JOHN F. DAVIS, III
                                             -------------------------------
                                             John F. Davis, III

                                        "MANAGEMENT HOLDERS"


                                        /s/ JOHN F. DAVIS, III
                                        -------------------------------
                                        John F. Davis, III

                                        /s/ BILL NICHOLSON
                                        -------------------------------
                                        Bill Nicholson

                                        /s/ NICK JENT
                                        -------------------------------
                                        Nick Jent

                                        /s/ LARRY WEARDEN
                                        -------------------------------
                                        Larry Wearden

                                        /s/ PHIL HART
                                        -------------------------------
                                        Phil Hart

                                        /s/ BRYAN DONOWHO
                                        -------------------------------
                                        Bryan Donowho

                                        /s/ STEVE REYNOLDS
                                        -------------------------------
                                        Steve Reynolds

                     [SIGNATURE PAGE TO RIGHTS AGREEMENT]

                                        /s/ RIC FLOYD
                                        -------------------------------
                                        Ric Floyd

                                        /s/ DENNIS CARPENTER
                                        -------------------------------
                                        Dennis Carpenter

                                        /s/ NANCY CONKLIN
                                        -------------------------------
                                        Nancy Conklin


                                        /s/ CAROLYN LANE
                                        -------------------------------
                                        Carolyn Lane

                                  SCHEDULE I


Purchasers:

Information Associates, L.P.

Information Associates, C.V.

                                 SCHEDULE II


Existing Stockholders:

Anasazi Service Corporation

Best Western International

Choice Hotels International

Trusthouse Forte California, Inc.

Hilton Hotels Corporation

Hospitality Franchise Systems, Inc.

Reed Travel Group

Hyatt Hotels Corporation

Inter-Continental Hotels Corporation

ITT Sheraton Corporation

La Quinta Corporation Inns, Inc.

Marriott International, Inc.

Promus Hotels, Inc.

Utell International, Ltd.

Westin Hotels and Resorts

John F. Davis, III

                                 SCHEDULE III


Management Holders:

John F. Davis, III

Joseph W. Nicholson

Nick Jent

Larry Wearden

Phil Hart

Bryan Donowho

Steve Reynolds

Ric L. Floyd

Dennis Carpenter

Nancy Conklin

Carolyn Lane